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                                                                   EXHIBIT 10.47



                             BRIGHTON CAPITAL, LTD.
                             1888 CENTURY PARK EAST
                                   SUITE 1900
                              LOS ANGELES, CA 90211
                       (310) 277-6095; FAX: (310) 277-6097


March 11, 2002
Mr. Sam Gulko, Chief Financial Officer
NeoTherapeutics, Inc.
157 Technology Drive
Irvine, CA  92618

Re: NeoTherapeutics, Inc.
    ---------------------

Dear Mr. Gulko:

This letter shall confirm the non-exclusive finder's arrangement between Brighton Capital, Ltd. ("Brighton") and NeoTherapeutics, Inc. ("NEOT") in the event that NEOT proceeds with a debt and/or equity transaction ("Transaction(s)") with a party introduced or procured by Brighton, even though NEOT may have been previously introduced to that party by another. There is no obligation to consummate any Transaction and NEOT can choose to accept or reject any Transaction in its sole and absolute discretion. NEOT acknowledges that there is no guaranty or assurance that any Transaction will take place and that the final legal documentation may contain terms that vary with those set forth on any term sheets. In the event that a Transaction(s) occurs, NEOT agrees to pay Brighton the following at each close (or at Brighton's request, NEOT shall direct the investor to pay the fees directly to Brighton) in cash (a) 6% (six) of all cash amounts received and (b) 10,000 warrants per $1,000,000 funded. The terms and conditions of the warrants including the exercise price and registration rights shall be identical to those of the investor. NEOT agrees to pay one-half of the fees each to Brighton and Atwood Capital, Ltd.

NEOT agrees to indemnify and hold harmless Brighton and its affiliates, directors, officers, shareholders, employees and agents (the "Indemnified Parties") against any and all losses, claims, damages or liabilities, joint or several, including attorney's fees, to which the Indemnified Parties may become subject, arising out of or related to actions taken or omitted to be taken by an Indemnified Parties in connection with any service rendered, or any Transaction or proposed Transaction contemplated, or any Indemnified Party's role in connection therewith. In this regard, and without limitation, NEOT acknowledges that Brighton is not responsible for the actions of the investor or its agents. NEOT acknowledges that none of the Indemnified Parties is acting as attorney, accountant, or financial advisor to NEOT and that NEOT will seek its own professional advice with respect to the Transaction. Brighton and NEOT agree that the obligations of each of the parties are solely corporate obligations, and that no officer, director, employee, agent or shareholder of either party shall be subjected to any personal liability whatsoever to any person, nor will any claim for liability or suit be asserted by, or on behalf of, either Brighton or NEOT. In the event of any dispute between the parties hereto, the parties

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Mr. Sam Gulko
March 11, 2002
Page 2 of 2

agree to resolve all matters in binding arbitration before the American Arbitration Association in Los Angeles, CA with the prevailing party entitled to reasonable attorney's fees and costs.


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Mr. Sam Gulko
March 11, 2002
Page 2 of 2


This agreement supercedes all other prior agreements between the parties named herein.

NEOT agrees not to mention the name of Brighton or its agents in any press release or new announcement without the written consent of Brighton.

Please acknowledge your agreement to the terms of this letter by executing a copy of this letter where indicated below and returning it to us by fax at 310-277-6097. Please call me on my private line at 310-277-6092 if you have any questions.

By: Brighton Capital, Ltd.               By: NeoTherapeutics, Inc.



     /s/Jeffrey Wolin                               /s/Sam Gulko
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Jeffrey B. Wolin, President                Sam Gulko, Chief Financial Officer